UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):          December 5, 2003

Building Materials Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-23135	91-1834269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FOUR EMBARCADERO CENTER, SUITE 3250 SAN FRANCISCO, CA 94111-4167
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 627-9100

ITEM 4.  Changes in Registrant’s Certifying Accountant.

a)  Previous independent accountants

(i)       On December 5, 2003, Building Materials Holding Corporation (Registrant) dismissed PricewaterhouseCoopers LLP as its independent accountants to be effective upon the completion of the audit of the consolidated financial statements for the year ending December 31, 2003. The Registrant’s Audit Committee participated in and approved the decision to change independent accountants.

(ii)      The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)     In connection with its audits for the two most recent fiscal years and through December 5, 2003 there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv)     During the two most recent fiscal years and through December 5, 2003, there have been no reportable events, as defined in Regulation S-K Item 304(a)(1)(v).

(v)      The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 10, 2003, is filed as Exhibit 16 to this Form 8-K.

(b)  New independent accountants

(i)       The Registrant engaged KPMG LLP as its new independent accountants as of December 5, 2003, to be effective with the audit of the consolidated financial statements for the year ending December 31, 2004. During the two most recent fiscal years and through December 5, 2003, the Registrant has not consulted with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that KPMG LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of December 10, 2003	Building Materials Holding Corporation
(Registrant)

	By:	/s/ Ellis C. Goebel
Ellis C. Goebel
Senior Vice President – Finance
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
16	Letter of response to SEC from PricewaterhouseCoopers LLP dated December 10, 2003.